The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the "Offering Documents") are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion

March 2022

Preliminary Pricing Supplement

Dated March 21, 2022

Registration Statement No. 333-253432

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated March 4, 2022,

Index Supplement dated February 24, 2021

and Product Supplement dated February 24, 2021)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

$● Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024

Based on the Value of the S&P 500® Index

Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the performance of the S&P 500® Index (the “underlying index”). The amount you receive will depend on whether (i) the securities are redeemed early because a barrier event has occurred on any trading day during the monitoring period, which is the period from but excluding the pricing date to and including the valuation date and (ii) in the case the securities are not redeemed early (because a barrier event has not occurred), the underlying index has declined as of the valuation date (which will result in a positive absolute return payment based on the percent change in the underlying index from the initial level to the final level (the “underlying return”). A “barrier event” will occur if the closing level of the underlying index on any trading day during the monitoring period is less than the “lower barrier,” which is equal to 65% of the initial level, meaning that a barrier event will occur if the closing level of the underlying index on any trading day during the monitoring period has declined by more than 35% from the initial level. If a barrier event occurs during the monitoring period, the securities will be redeemed early for an amount in cash per security equal to the stated principal amount plus a return limited to the “base return” of 2% ($10.20 per security), meaning the return on the securities would be limited to 2% and no further payments will be owed to you under the securities. If a barrier event does not occur during the monitoring period, the securities are not redeemed early and, if the underlying return is zero or positive, at maturity investors will receive an amount in cash per security equal to the stated principal amount plus a return equal to the base return of 2% ($10.20 per security), meaning the return on the securities is likewise limited to 2%. If the securities are not redeemed early because a barrier event does not occur during the monitoring period and the underlying return is negative, at maturity, investors will receive an amount in cash per security equal to the stated principal amount plus a return equal to the absolute value of the underlying return (the “absolute underlying return”), subject to a maximum return of 35%. The securities are for investors who are concerned about principal risk but seek a limited inverse equity index-based return, and who are willing to forgo current income and receive a limited return of 2% in exchange for the repayment of principal and the potential to receive a return that is greater than the base return and equal to the absolute underlying return, which will be payable only if (i) a barrier event does not occur during the monitoring period and (ii) the level of the underlying index ultimately declines during the term of the securities by less than or equal to 35%. Investing in the securities involves significant risks. The securities do not pay interest. Your return on the securities at maturity will be limited to 2% if a barrier event occurs and the securities are redeemed early or if a barrier event does not occur during the monitoring period and the underlying return is zero or positive. If a barrier event does not occur during the monitoring period and the underlying return is negative, your return on the securities is limited to a maximum possible return of 35% due to the effect of the lower barrier. The repayment of principal applies only if the securities are held to maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Underlying index:	S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Expected to be March 22, 2022, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Expected to be March 25, 2022 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	Expected to be September 23, 2024 (to be determined on the pricing date and expected to be 30 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	Expected to be September 26, 2024 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Early Redemption:	If, on any trading day during the monitoring period, the closing level of the underlying index is less than the lower barrier, a barrier event will occur, the securities will be redeemed early and we will pay the early redemption amount on the third business day following the trading day during the monitoring period on which the closing level of the underlying index is less than the lower barrier.
Early Redemption Amount:	$10 + $10 x Base Return. In this scenario, the return on the securities will be limited to the base return of 2% regardless of the underlying return.
Payment at maturity:

▪ If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is zero or positive:

$10 + $10 x Base Return.

In this scenario, the return on the securities will be limited to the base return of 2% regardless of the underlying return.

▪ If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is negative:

$10 + $10 x Absolute Underlying Return.

In this scenario, the potential return on the securities will be limited to a maximum possible return of 35% due to the effect of the lower barrier.

All payments on the securities are subject to the credit risk of UBS.

Barrier event:	A barrier event will occur if the closing level of the underlying index is less than the lower barrier on any trading day during the monitoring period. As a result, a barrier event will occur if the closing level of the underlying index on any trading day during the monitoring period has declined by more than 35% from the initial level.
Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Lower barrier:	•, which is equal to 65.00% of the initial level
Initial level:	•, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Base return:	2.00%
Maximum payment at maturity:	$13.50 per security (due to the effect of the lower barrier), payable only if a barrier event does not occur during the monitoring period and the underlying return is exactly -35%.
Monitoring period:	The period from but excluding the pricing date to and including the valuation date. The monitoring period is a “valuation period” for purposes of the market disruption event provisions in the accompanying product supplement.
CUSIP/ISIN:	90290V846 / US90290V8467
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	1.25%(a) + 0.50%(b) 1.75%	98.25%
Total:	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.175 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.125 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.050 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $9.443 and $9.743. The range of the estimated initial value of the securities was determined on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 19 of this document.

Notice to investors: the securities involve risks not associated with an investment in ordinary debt securities and do not pay interest. You should carefully consider the risks described under “Risk Factors” beginning on page 17 and under “Risk Factors” beginning on page PS-9 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated February 24, 2021	Index supplement dated February 24, 2021	Prospectus dated March 4, 2022

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Additional Information about UBS and the securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities and an index supplement for various securities we may offer, including the securities) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. When you read the product supplement and index supplement, please note that all references to the prospectus dated February 24, 2021, or to any sections therein, should refer instead to the prospectus dated March 4, 2022, or to the corresponding sections in that prospectus, unless otherwise specified or the context otherwise requires. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated February 24, 2021:
http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm

Index supplement dated February 24, 2021:
http://www.sec.gov/Archives/edgar/data/1114446/000091412121001040/ub55690071-424b2.htm

Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522066322/d319986d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated March 4, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated February 24, 2021 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 24, 2021.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

March 2022	Page 2

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Investment Overview

Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation)

The Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024 Based on the Value of the S&P 500® Index (the “securities”) provide investors with an opportunity to receive inverse exposure to a limited range of depreciation in the level of the underlying index in exchange for the risk of receiving a return limited to the base return if a barrier event occurs during the monitoring period or the underlying index remains flat or appreciates, while avoiding the downside market risk of the underlying index if the securities are held to early redemption or maturity.

If a barrier event occurs during the monitoring period, the securities will be redeemed early for an amount in cash per security equal to the stated principal amount plus a return limited to the “base return” of 2% ($10.20 per security), meaning the return on the securities would be limited to 2% and no further payments will be owed to you under the securities. If a barrier event does not occur during the monitoring period, the securities are not redeemed early and, if the underlying return is zero or positive, at maturity investors will receive an amount in cash per security equal to the stated principal amount plus a return equal to the base return of 2% ($10.20 per security), meaning the return on the securities is likewise limited to 2%. If the securities are not redeemed early because a barrier event does not occur during the monitoring period and the underlying return is negative, at maturity investors will receive an amount in cash per security equal to the stated principal amount plus a return equal to the absolute underlying return, subject to a maximum return of 35%. The securities are for investors who are concerned about principal risk but seek a limited inverse equity index-based return, and who are willing to forgo current income and receive a limited return of 2% for the term of the securities in exchange for the repayment of principal and the potential to receive a return that is greater than the base return and equal to the absolute underlying return, which will be payable only if (i) a barrier event does not occur during the monitoring period and (ii) the level of the underlying index ultimately declines during the term of the securities by less than or equal to 35%. If a barrier event does not occur and the underlying return is negative but less than 2%, investors will receive a return at maturity that is less than the base return. The securities do not pay interest. Your return on the securities at maturity will be limited to 2% if a barrier event occurs and the securities are redeemed early or if a barrier event does not occur during the monitoring period and the underlying return is zero or positive. If a barrier event does not occur during the monitoring period and the underlying return is negative, your return on the securities is limited to a maximum possible return of 35% due to the effect of the lower barrier. The repayment of principal applies only if the securities are held to maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

Maturity:	Approximately 30 months
Lower barrier:	65.00% of the initial level
Base return:	2.00%
Maximum payment at maturity:	$13.50 per security (due to the effect of the lower barrier), payable only if a barrier event does not occur during the monitoring period and the underlying return is exactly -35%
Interest:	None
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

March 2022	Page 3

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Key Investment Rationale

Investors can use the securities to receive inverse exposure to a limited range of depreciation in the level of the underlying index, up to a maximum return due to the effect of the lower barrier, in exchange for the risk of receiving a return limited to the base return if a barrier event occurs during the monitoring period and the securities are redeemed early or if a barrier event does not occur and the underlying index remains flat or appreciates, while avoiding the downside market risk of the underlying index if the securities are held to maturity. The securities are for investors who are concerned about principal risk but seek a limited inverse equity index-based return, and who are willing to forgo current income and receive a return limited to 2% for the term of the securities in exchange for the repayment of principal and the potential to receive a return that is greater than the base return and equal to the absolute underlying return, which will be payable only if (i) a barrier event does not occur during the monitoring period and (ii) the level of the underlying index ultimately declines during the term of the securities by less than or equal to 35%. If a barrier event does not occur and the underlying return is negative but less than 2%, investors will receive a return at maturity that is less than the base return.

Investors will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) and the securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Repayment of Principal	The securities offer investors a return equal to the base return of 2%, with the possibility to receive inverse exposure to up to the first 35% decline in the underlying index, while providing for the repayment of the stated principal amount at maturity.

Barrier Event and Early Redemption Scenario	A barrier event occurs during the monitoring period and the securities are redeemed early for an amount in cash per security equal to (a) the stated principal amount of $10 plus (b) a return equal to the base return of 2%, meaning that the return on the securities is limited to 2%.

No Barrier Event Occurs and the Underlying Return is Zero or Positive	A barrier event does not occur during the monitoring period, the securities are not redeemed early and the underlying return is zero or positive; therefore, at maturity, each security redeems for (a) the stated principal amount of $10 plus (b) a return equal to the base return of 2%, meaning that the return on the securities is limited to 2% regardless of the underlying return.

No Barrier Event Occurs and the Underlying Return is Negative	A barrier event does not occur during the monitoring period, the securities are not redeemed early and the underlying return is negative; therefore, at maturity, each security redeems for (a) the stated principal amount of $10 plus (b) a return equal to the absolute underlying return, subject to a maximum return of 35%.

March 2022	Page 4

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the underlying index and the risks inherent in an investment in the securities and can tolerate receiving a return at maturity equal to the base return and, in some cases, less than the base return.
■	You believe that a barrier event will not occur, meaning that the closing level of the underlying index will not be less than the lower barrier on any trading day during the monitoring period and that the final level will be less than the initial level, and you understand and are willing to accept that you will benefit from the absolute underlying return only if a barrier event does not occur and the final level is less than the initial.
■	You can tolerate fluctuations in the price of the securities prior to an early redemption or maturity that may be similar to or exceed the fluctuations in the level of the underlying index and the possibility of losing some or all of your stated principal amount if you sell the securities prior to an early redemption or maturity.
■	You understand and accept that, if the securities are not redeemed early because a barrier event does not occur, your potential return on the securities is limited by the lower barrier if the final level is less than the initial level.
■	You are willing to invest in the securities based on the lower barrier, maximum payment at maturity and base return indicated on the cover hereof.
■	You do not seek current income from your investment and are willing to forgo any dividends paid on any underlying equity constituents.
■	You are willing to invest in securities that may be redeemed prior to maturity date and you are otherwise willing and able to hold the securities to maturity, a term of approximately 30 months, and accept that there may be little or no secondary market for the securities.
■	You understand and are willing to accept the risks associated with the underlying index.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the underlying index and the risks inherent in an investment in the securities or cannot tolerate receiving a return at maturity equal to only the base return or, in some cases, less than the base return.
■	You believe that the closing level of the underlying index will be less than the lower barrier on any trading day during the monitoring period or that the final level will be equal to or greater than the initial level, or you seek an investment that has unlimited return potential.
■	You do not fully understand or are unwilling to accept that you will benefit from the absolute underlying return only if the securities are not redeemed early because a barrier event does not occur and the underlying return is negative.
■	You are unwilling to invest in the securities based on the lower barrier, maximum payment at maturity or base return indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the securities prior to an early redemption or maturity that may be similar to or exceed the fluctuations in the level of the underlying index or the possibility of losing some or all of your stated principal amount if you sell the securities prior to an early redemption or maturity.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold securities that may be redeemed prior to maturity date or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 30 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are not willing to accept the risks associated with the underlying index.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

March 2022	Page 5

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Fact Sheet

The securities offered are unsubordinated, unsecured debt obligations issued by UBS, will pay no interest and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. An investor will receive for each security that the investor holds an amount in cash that will depend on (i) whether the securities are redeemed early because a barrier event has occurred on any trading day during the monitoring period, which is the period from but excluding the pricing date to and including the valuation date and (ii) whether, in the case the securities are held to maturity, the underlying index has declined as of the valuation date (which will result in a positive absolute return payment based on the percent change in the underlying index from the initial level to the final level (the “underlying return”), subject to the occurrence of a barrier event). If a barrier event occurs during the monitoring period so the securities are redeemed early or if no barrier event occurs and the underlying return is zero or positive, investors will receive the stated principal amount plus a return limited to the base return of 2% ($10.20 per security). If, however, no barrier event occurs and the final level is less than the initial level, investors will receive the stated principal amount plus a return equal to the absolute value of the underlying return, subject to a cap of 35% ($13.50 per security), due to the effect of the lower barrier. Investing in the securities involves significant risks. The securities do not pay interest. Your return on the securities at maturity will be limited to 2% if a barrier event occurs during the monitoring period or if the underlying return is zero or positive. Even if a barrier event does not occur during the monitoring period and the underlying return is negative, your return on the securities is limited to a maximum possible return of 35% due to the effect of the lower barrier. The repayment of principal applies only if the securities are held to maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
Approximately March 22, 2022	Approximately March 25, 2022 (3 business days after the pricing date)	Approximately September 23, 2024 (30 months after the pricing date)	Approximately September 26, 2024 (3 business days after the valuation date)
Key Terms
Issuer:	UBS AG London Branch
Underlying index:	S&P 500® Index
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Early Redemption:	If, on any trading day during the monitoring period, the closing level of the underlying index is less than the lower barrier, a barrier event will occur, the securities will be redeemed early and we will pay the early redemption amount on the third business day following the trading day during the monitoring period on which the closing level of the underlying index is less than the lower barrier.
Early Redemption Amount:	The early redemption amount will be an amount equal to the stated principal amount plus the base return of 2%.
Payment at maturity:

▪ If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is zero or positive:

$10 + $10 x Base Return.

In this scenario, the return on the securities will be limited to the base return of 2% regardless of the underlying return.

▪ If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is negative:

$10 + $10 x Absolute Underlying Return.

In this scenario, the potential return on the securities will be limited to a maximum possible return of 35% due to the effect of the lower barrier.

All payments on the securities are subject to the credit risk of UBS.

Barrier event:	A barrier event will occur if the closing level of the underlying index is less than the lower barrier on any trading day during the monitoring period. As a result, a barrier event will occur if the closing level of the underlying index on any trading day during the monitoring period has declined by more than 35% from the initial level.
Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Lower barrier:	•, which is equal to 65.00% of the initial level
Initial level:	•, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Base return:	2.00%
Maximum payment at maturity:	$13.50 per security (due to the effect of the lower barrier), payable only if a barrier event does not occur during the monitoring period and the underlying return is exactly -35%
Monitoring period:	The period from but excluding the pricing date to and including the valuation date, subject to the provisions regarding a “valuation period” in the accompanying product supplement.
Risk factors:	Please see “Risk Factors” herein

March 2022	Page 6

$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
General Information
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP/ISIN:	90290V846 / US90290V8467
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “U.S. Tax Considerations” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. Additionally, the discussion herein and in the accompanying product supplement does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Your securities should be treated as contingent payment debt instruments (“CPDI”) subject to taxation under the “noncontingent bond method”. If your securities are so treated, you should generally, for each accrual period, accrue original issue discount (“OID”) equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the securities at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the CPDI, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method will result in recognition of income prior to the receipt of cash.
In general, the comparable yield of a CPDI is equal to the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. In general, because similar fixed rate debt instruments issued by us are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.
As the securities have only a single contingent payment upon an automatic call or at maturity, the adjusted issue price of each security at the beginning of each accrual period is equal to the issue price of the security plus the amount of OID previously includible in the gross income of the U.S. holder in respect of prior accrual periods.
In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes the projected amounts for each contingent payment to be made under the CPDI that are adjusted to produce the comparable yield. We have determined that the comparable yield for the securities is equal to [•]% per annum, compounded semi-annually, with a projected payment at maturity of $[•] based on an investment of $10.00.
Based on this comparable yield, if you are an initial holder that holds a security until maturity and you calculate your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary interest income from the security, not taking into account any positive or negative adjustments you may be required to take into account based on actual payments on such

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
security:
Accrual Period	Interest Deemed to Accrue During Accrual Period (per $10 Security)	Total Interest Deemed to Have Accrued From Original Issue Date (per $10 Security) as of End of Accrual Period
March 25, 2022 through December 31, 2022	$[•]	$[•]
January 1, 2023 through December 31, 2023	$[•]	$[•]
January 1, 2024 through September 26, 2024	$[•]	$[•]
A U.S. holder of the securities is required to use our projected payment schedule to determine its interest accruals and adjustments, unless such holder determines that our projected payment schedule is unreasonable, in which case such holder must disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using our projected payment schedule. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual contingent amount(s) that we will pay on a security.
If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its OID accruals under the noncontingent bond method described above when those amounts are paid. Accordingly, an adjustment arising from the contingent payment made upon an automatic call or at maturity that is greater than the assumed amount of such payment is referred to as a “positive adjustment”; such adjustment arising from the contingent payment upon an automatic call or at maturity that is less than the assumed amount of such payment is referred to as a “negative adjustment”. Any positive adjustment for a taxable year is treated as additional OID income of the U.S. holder. Any net negative adjustment reduces any OID on a security for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of OID accrued in prior years.
In general, a U.S. holder’s basis in a CPDI is increased by the projected contingent payments accrued by such holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and the projected amount of any contingent payments previously made. Gain on the taxable disposition of a CPDI generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary loss only to the extent of the U.S. holder’s prior net OID inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital loss to the extent in excess thereof. However, the deductibility of a capital loss realized on the taxable disposition of a security is subject to limitations. Under the rules governing CPDI, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
A U.S. holder that purchases a security for an amount other than the public offering price of the security will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the security. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase securities at other than the issue price to public should consult their tax advisor regarding these adjustments.
Investors should consult their tax advisor with respect to the application of the CPDI provisions to the securities.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that your securities should be treated in the manner

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
described above.
Alternative Characterizations. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above. In particular, the IRS might assert that the securities should be treated as deemed to be redeemed and reissued on any rebalancing of the underlying index or rollover of, or change to, the underlying equity constituents.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. Subject to FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates
We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” in this document for a discussion of these adverse effects.
Supplemental plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.175 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.175 reflecting a fixed sales commission of $0.050 and a fixed structuring fee of $0.125 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.
Prohibition of Sales to EEA & UK Retail Investors :	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

How the Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The examples and table below are based on the following terms:

Stated principal amount:	$10 per security
Hypothetical Initial Level:	4,000
Hypothetical Lower Barrier:	2,600 (65.00% of the hypothetical initial level)
Base Return:	2.00%, resulting in a payment at maturity of $10.20 per security
Hypothetical Maximum Payment at Maturity:	$13.50 per security
Monitoring Period:	Each trading day from but excluding the pricing date to and including the valuation date

EXAMPLE 1: A barrier event occurs during the monitoring period, so the securities are redeemed early.

Closing Level on a Trading Day During the Monitoring Period	2,400
Underlying Return	(2,400 – 4,000) / 4,000 = -40.00%
Payment at Maturity	= $10 + $10 x Base Return
= $10 + $10 x 2.00%
= $10.20

In Example 1, a barrier event occurs, meaning that the closing level of the underlying index is less than the lower barrier on a trading day during the monitoring period, the securities are redeemed early and investors receive the stated principal amount plus a return equal to the base return, resulting in a payment at maturity of $10.20 per security (a total return of 2.00%).

EXAMPLE 2: A barrier event does not occur during the monitoring period so the securities are not redeemed early, the underlying index neither appreciates nor depreciates over the term of the securities, and investors receive the stated principal amount plus a return equal to the base return.

Final level	4,000
Underlying Return	(4,000 – 4,000) / 4,000 = 0.00%
Payment at Maturity	= $10 + $10 x Base Return
= $10 + $10 x 2.00%
= $10.20

In Example 2, the securities are not redeemed early because a barrier event does not occur during the monitoring period, the final level is unchanged from the initial level and the underlying return is 0.00%. Because a barrier event does not occur during the monitoring period and the underlying return is zero, at maturity, investors receive the stated principal amount plus a return equal to the base return, resulting in a payment at maturity of $10.20 per security (a total return of 2.00%).

EXAMPLE 3: A barrier event does not occur during the monitoring period so the securities are not redeemed early, the underlying index appreciates over the term of the securities, and investors receive the stated principal amount plus a return equal to the base return.

Final level	4,800
Underlying Return	(4,800 – 4,000) / 4,000 = 20.00%
Payment at Maturity	= $10 + $10 x Base Return
= $10 + $10 x 2.00%
= $10.20

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

In Example 3, the securities are not redeemed early because a barrier event does not occur during the monitoring period, the final level is greater than the initial level and the underlying return is 20.00%. Because a barrier event does not occur during the monitoring period and the underlying return is positive, at maturity, investors receive the stated principal amount plus a return equal to the base return, resulting in a payment at maturity of $10.20 per security (a total return of 2.00%).

EXAMPLE 4: A barrier event does not occur during the monitoring period so the securities are not redeemed early, the underlying index declines over the term of the securities, and investors receive the stated principal amount plus a return equal to the absolute underlying return.

Final level	3,980
Underlying Return	(3,960 – 4,000) / 4,000 = -1.00%
Payment at Maturity	= $10 + $10 x Absolute Underlying Return
= $10 + $10 x |-1.00%|
= $10 + $0.10
= $10.10

In Example 4, the securities are not redeemed early because a barrier event does not occur during the monitoring period, the final level is less than the initial level and the underlying return is -1.00%. Because a barrier event does not occur during the monitoring period and the underlying return is negative, at maturity, investors receive the stated principal amount plus a return equal to the absolute underlying return, resulting in a payment at maturity of $10.10 per security (a total return of 1.00%).

EXAMPLE 5: A barrier event does not occur during the monitoring period so the securities are not redeemed early, the underlying index declines over the term of the securities, and investors receive the stated principal amount plus a return equal to the absolute underlying return.

Final level	3,200
Underlying Return	(3,200 – 4,000) / 4,000 = -20.00%
Payment at Maturity	= $10 + $10 x Absolute Underlying Return
= $10 + $10 x |-20.00%|
= $10 + $2
= $12

In Example 4, the securities are not redeemed early because a barrier event does not occur during the monitoring period, the final level is less than the initial level and the underlying return is -20.00%. Because a barrier event does not occur during the monitoring period and the underlying return is negative, at maturity, investors receive the stated principal amount plus a return equal to the absolute underlying return, resulting in a payment at maturity of $12.00 per security (a total return of 20.00%).

Your return on the securities at maturity will be limited to 2% if a barrier event occurs and the securities are redeemed early or if a barrier event does not occur during the monitoring period and the underlying return is zero or positive. If a barrier event does not occur during the monitoring period and the underlying return is negative, your return on the securities is limited to a maximum possible return of 35% due to the effect of the lower barrier. If a barrier event does not occur and the underlying return is negative but less than 2%, investors will receive a return at maturity that is less than the base return. All payments on the securities, including any repayment of the stated principal amount at maturity, are subject to our credit risk.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Table 1: A barrier event DOES NOT OCCUR during the monitoring period so the securities are not redeemed early.

Underlying Return	Payment at Maturity	Total Return per Security at Maturity
20.00%	$10.20	2.00%
15.00%	$10.20	2.00%
10.00%	$10.20	2.00%
5.00%	$10.20	2.00%
2.00%	$10.20	2.00%
1.00%	$10.20	2.00%
0.00%	$10.20	2.00%
-1.00%	$10.10	1.00%
-2.00%	$10.20	2.00%
-3.00%	$10.30	3.00%
-4.00%	$10.40	4.00%
-5.00%	$10.50	5.00%
-10.00%	$11.00	10.00%
-15.00%	$11.50	15.00%
-20.00%	$12.00	20.00%
-25.00%	$12.50	25.00%
-30.00%	$13.00	30.00%
-35.00%*	$13.50**	35.00%**

* The underlying return cannot be less than -35.00% in this table, because that would necessarily have caused a barrier event to have occurred.

** Even though the underlying return is negative and a barrier event has not occurred so the securities are not redeemed early, in no event will the payment at maturity per security exceed the maximum payment at maturity, due to the effect of the lower barrier.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

How it Works

▪	Barrier Event and Early Redemption Scenario. If the closing level of the underlying index is less than the lower barrier on any trading day during the monitoring period, and therefore a barrier event occurs, the securities will be redeemed early for an amount in cash per security equal to the stated principal amount of $10 plus a return equal to the base return of 2% ($10.20 per security), meaning the return on the securities would be limited to 2%.
▪	No Barrier Event Occurs and the Underlying Return is Zero or Positive. If a barrier event does not occur during the monitoring period, the securities are not redeemed early and, if the underlying return is zero or positive, at maturity, investors will receive the stated principal amount of $10 plus a return equal to the base return of 2% ($10.20 per security), meaning the return on the securities would likewise be limited to 2% regardless of the underlying return.
▪	No Barrier Event Occurs and the Underlying Return is Negative. If a barrier event does not occur during the monitoring period, the securities are not redeemed early and, if the underlying return is negative, at maturity, investors will receive the stated principal amount of $10 plus a return equal to the absolute underlying return, subject to a maximum return of 35%. Due to the effect of the lower barrier, the maximum payment at maturity is limited to $13.50 per security.
▪	If the underlying return is -1.00%, investors will receive a 1.00% return, or $10.10 per security.
▪	If the underlying return is -2.00%, investors will receive a 2.00% return, or $10.20 per security.
▪	If the underlying return is -15.00%, investors will receive a 15.00% return, or $11.50 per security.
▪	If the underlying return is -35.00%, investors will receive a 35.00% return, or $13.50 per security. In no event will the payment at maturity per security exceed the maximum payment at maturity.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Payment upon Early Redemption or at Maturity

Whether the securities are redeemed early will depend on the closing level of the underlying index on each trading day during the monitoring period and, if the securities are not redeemed early, at maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based on the underlying return of the underlying index on the valuation date, which is determined as follows:

If a barrier event has occurred during the monitoring period so the securities are redeemed early:

$10 + $10 x Base Return

In this scenario, the return on the securities will be limited to the base return of 2% regardless of the underlying return.

If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is zero or positive:

$10 + $10 x Base Return

In this scenario, the return on the securities will be limited to the base return of 2% regardless of the underlying return.

If a barrier event has not occurred during the monitoring period so the securities are not redeemed early and the underlying return is negative:

$10 + $10 x Absolute Underlying Return

In this scenario, the potential return on the securities will be limited to a maximum possible return of 35% due to the effect of the lower barrier.

All payments on the securities are subject to the credit risk of UBS.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

■	The stated payout from the issuer applies only if you hold your securities upon early redemption or at maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to an early redemption or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment irrespective of the performance of the underlying index. All payments on the securities are subject to the creditworthiness of UBS.
■	Your potential return on the securities may be limited to the base return. The return potential of the securities is limited. Your return on the securities will be limited to the base return of only 2% if (i) a barrier event occurs on any trading day during the monitoring period so the securities are redeemed early, or (ii) a barrier event does not occur so the securities are not redeemed early and the final level is equal to or greater than the initial level. Therefore, in any of those scenarios, you will receive a return of only 2% on your investment and you will not benefit from any performance of the underlying index.
■	Reinvestment risk. The securities will be redeemed early if a barrier event occurs, meaning that the final level is less than the lower barrier on any trading day during the monitoring period (including the valuation date). Because a barrier event may occur on any trading day during the monitoring period, the term of your investment may be limited. In the event that the securities are redeemed early due to a barrier event, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
■	Even if no barrier event occurs and the underlying return is negative, your potential return on the securities is limited to the maximum payment at maturity per security and may be less than the base return. Even if no barrier event occurs so the securities are not redeemed early and the underlying return is negative, in no event will the payment at maturity exceed the maximum payment at maturity per security and your potential return will be limited to a maximum possible return of 35%, due to the effect of the lower barrier. Furthermore, the maximum return of 35% would be available only in the unlikely event that a barrier event does not occur and the underlying return is exactly -35%. Additionally, if a barrier event does not occur and the underlying return is negative but less than 2%, investors will receive a return at maturity that is less than the base return.
■	Inverse exposure to the underlying index. Unlike a hypothetical direct investment in the underlying index or the underlying equity constituents, which would be positively correlated to the return of the underlying index or underlying equity constituents, even if your securities are not redeemed early because a barrier event does not occur, your return on the securities will be limited to the base return if the final level is equal to or greater than the initial level. Your return on the securities will be greater than the base return only if a barrier event does not occur during the monitoring period and the level of the underlying index ultimately declines during the term of the securities by less than or equal to 35%.
■	A barrier event can occur on any trading day during the monitoring period and the securities may be redeemed early. A barrier event will occur if the closing level of the underlying index is less than the lower barrier on any trading day during the monitoring period, which is the period from but excluding the pricing date to and including the valuation date. Therefore, a barrier event will occur if the closing level of the underlying index on any trading day during the monitoring period has declined by more than 35% from the initial level. If a barrier event occurs, the securities will be redeemed early and no further payments will be made on the securities, meaning you will not benefit from any subsequent appreciation to a level that is equal to or greater than the lower barrier. If a barrier event occurs on any trading day during the monitoring period, the securities will be redeemed early and your return on the securities will be limited to the base return regardless of the performance of the underlying index.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
■	The securities do not pay interest. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest.
■	Owning the securities is not the same as taking a short position directly in the underlying equity constituents. The return on you securities may not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents. For instance, due to the lower barrier and the early redemption feature, you will not benefit from any absolute underlying return that exceeds 35%, because any excess absolute return will necessarily have caused a barrier event to have occurred, limiting your return to the base return and causing an early redemption. Further, even if the underlying return is negative and the final level is equal to or greater than the lower barrier, the return on the securities will not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents. For example, to maintain a short position in an underlying equity constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying equity constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

Risks Relating to Characteristics of the Underlying Index

▪	Market risk. The return on the securities is linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents, and will depend on whether a barrier event occurs during the monitoring period and if a barrier event does not occur during the monitoring period, whether the underlying return is positive or negative. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the issuers of the underlying equity constituents and, therefore, the underlying index. You, as an investor in the securities, should conduct your own investigation into the underlying index and underlying equity constituents.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that a barrier event will not occur during the monitoring period or, if the securities are not redeemed early, that the final level will be less than the initial level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity constituent issuers. You should be willing to accept the risks of owning equities in general and the underlying equity constituents in particular.
▪	Changes affecting the underlying index could have an adverse effect on the value of the securities. The policies of the index sponsor as specified under “Information About the Underlying Index” (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.
▪	There is no affiliation between the index sponsor and UBS, and UBS is not responsible for any disclosure by the index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the index sponsor and the underlying index for your securities. The index sponsor is not involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.
▪	The underlying index reflects price return, not total return. The return on your securities is based on the performance of the underlying index, which reflect the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying equity constituents. The return on your securities will not include such a total return feature or dividend component.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Estimated Value Considerations

▪	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying index, volatility of the underlying index and underlying equity constituents, any dividends paid on the underlying equity constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
▪	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Index —Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index
reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
▪	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index and underlying equity constituents; any dividends paid on the underlying equity constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential conflicts of interest. UBS and its affiliates may engage in business with any underlying equity constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying index. The calculation agent can postpone the determination of the terms of the securities on the pricing date and the closing level on any trading during the monitoring period (including the valuation date) if a market disruption event occurs and is continuing on that day.
As UBS determines the economic terms of the securities, including the base return and lower barrier (and the corresponding maximum payment at maturity) and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index to which the securities are linked.
▪	Potential UBS impact on an underlying index or underlying equity constituent. Trading or transactions by UBS and/or its affiliates in any underlying equity constituent, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of any underlying equity constituent, may adversely affect the market price(s) or level(s) of that underlying index on any determination date or the final determination date and, therefore, the market value of the securities and any payment at maturity.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Risks Relating to General Credit Characteristics

▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Risks Relating to U.S. Federal Income Taxation

▪	Your securities will be treated as debt instruments subject to special rules governing contingent payment debt instruments (“CPDI”) for U.S. federal income tax purposes. The securities will be treated as debt instruments subject to special rules governing CPDI for U.S. federal income tax purposes. If you are a U.S. holder, you generally will be required to pay taxes on ordinary income from the securities over their term based on the comparable yield for the securities, even though you will not receive any payments from us until the maturity date. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to the maturity date and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the taxable disposition of the securities will be taxed as ordinary interest income. If you purchased the securities in the secondary market, the tax consequences to you may be different.
Please see the section entitled “Tax considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the sections “— Securities Treated as Indebtedness for U.S. Federal Income Tax Purposes” and “— Contingent Payment Debt Instruments” in the accompanying product supplement for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Information About the Underlying Index

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on March 18, 2022:

Bloomberg Ticker Symbol:	SPX <Index>	52 Week High (on January 3, 2022):	4,796.56
Current Index Level:	4,463.12	52 Week Low (on March 24, 2021):	3,889.14
52 Weeks Ago (on March 18, 2021):	3,915.46

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2018 through March 18, 2022. The closing level of the underlying index on March 18, 2022 was 4,463.12. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2012 through March 18, 2022. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on any date.

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter (through March 18, 2022)	4,796.56	4,170.70	4,463.12

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$• Auto-callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024
Based on the Value of the S&P 500® Index

March 2022	Page 24

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the securities	2
Investment Overview	3
Key Investment Rationale	3
Investor Suitability	5
Fact Sheet	6
How the Securities Work	12
How it Works	15
Payment at Maturity	16
Risk Factors	17
Information about the underlying index	23
Historical Information	24

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-1
Coupons	PS-2
Early Redemption	PS-2
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-3
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-6
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-7
Risk Factors	PS-9
General Terms of the Securities	PS-23
Use of Proceeds and Hedging	PS-46
Material U.S. Federal Income Tax Consequences	PS-47
Certain ERISA Considerations	PS-69
Supplemental Plan of Distribution (Conflicts of Interest)	PS-70

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-4
Russell 2000® Index	IS-11
S&P 500® Index	IS-16
Non-U.S. Indices	IS-24
EURO STOXX 50® Index	IS-24
FTSETM 100 Index	IS-29
MSCI Indexes	IS-32
MSCI-EAFE® Index	IS-32
MSCI® Emerging Markets IndexSM	IS-32
MSCI® Europe Index	IS-33
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG Auto-Callable Knock-Out Absolute Return Market-Linked Securities (With Daily Barrier Observation) due on or about September 26, 2024

Preliminary Pricing Supplement dated March 21, 2022

(To Product Supplement dated February 24, 2021,

Index Supplement dated February 24, 2021

and Prospectus dated March 4, 2022)

UBS Investment Bank

UBS Securities LLC